UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) November 9, 2006
PYRAMID BREWERIES INC.

(Exact name of registrant as specified in its charter)

Washington	0-27116	91-1258355

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)
91 SOUTH ROYAL BROUGHAM WAY
SEATTLE, WA 98134

(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: 206-682-8322
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On November 9, 2006, Pyramid Breweries Inc. (the “Company”) entered into an employment agreement between the Company and Scott Barnum, its Chief Executive Officer and President. The employment agreement, which was approved by the Compensation Committee of the Company’s Board of Directors (the “Board”), is effective as of July 1, 2006, the date that Mr. Barnum was appointed to by the Board. Under the agreement, Mr. Barnum will receive an annual base salary of $220,000. Mr. Barnum will be eligible for a restricted stock grant of 50,000 shares on January 1, 2007, which award vests in 20% installments annually beginning January 1, 2008 and is subject to forfeiture restrictions on a pro-rata basis in the event Mr. Barnum’s employment terminates under certain circumstances. Mr. Barnum is also eligible for the following performance based equity compensation stock awards or stock units (“Performance Awards”): (i) 7,000 shares upon filing of the Company’s Annual Report on Form 10-K (“10-K”) for the year ended December 31, 2006 if the Company achieves an increase in return on average net equity for the six months ending December 31, 2006 of at least 100 basis points as compared to return on average net equity for the six months ending December 31, 2005; (ii) 14,000 shares upon filing of the Company’s 10-K for the year ended December 31, 2007 if the Company achieves an increase in return on average net equity for the year ending December 31, 2007 of at least 200 basis points as compared to return on average net equity for the year ending December 31, 2006; (iii) 14,000 shares upon filing of the Company’s 10-K for the year ended December 31, 2008 if the Company achieves an increase in return on average net equity for the year ending December 31, 2008 of at least 200 basis points as compared to return on average net equity for the year ending December 31, 2007; (iv) 14,000 shares upon filing of the Company’s 10-K for the year ended December 31, 2009 if the Company achieves an increase in return on average net equity for the year ending December 31, 2009 of at least 200 basis points as compared to return on average net equity for the year ending December 31, 2008; (v) 14,000 shares upon filing of the Company’s 10-K for the year ended December 31, 2010 if the Company achieves an increase in return on average net equity for the year ending December 31, 2010 of at least 200 basis points as compared to return on average net equity for the year ending December 31, 2009; (vi) 7,000 shares upon filing of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 if the Company achieves an increase in return on average net equity for the six months ending June 30, 2011 of at least 200 basis points as compared to return on average net equity for the six months ending June 30, 2010. The Performance Awards will be subject to one year vesting periods whose forfeiture restrictions will lapse on an accelerated basis under certain circumstances in the event of a change in control or similar event and will lapse on a pro-rata basis in the event Mr. Barnum’s employment is terminated by the Company without “Cause” or by Mr. Barnum for “Good Reason” (as those terms are defined in the employment agreement).
     Mr. Barnum will also be eligible for annual bonuses in accordance with the Officer Incentive Compensation Plan (“OICP”) then in effect and the current Alternative Incentive Compensation Plan (“AICP”) hurdle rate will be reset to $2.49 per share. Mr. Barnum will also (i) receive a $575 monthly car allowance, (ii) be eligible to participate in the Company’s health and welfare and other employee benefit plans that are available on the same basis to all regular employees of the Company who satisfy minimum eligibility requirements, and (iii) be reimbursed reasonable commuting expenses for commuting between California and Washington.
     If Mr. Barnum is terminated without “Cause” or resigns for “Good Reason” he will receive severance benefits of continued salary and continued health benefits for a six-month period following termination of employment.

     The foregoing description of the employment agreement is qualified in its entirety by the full text of such agreement, which is attached as an exhibit hereto and incorporated herein by reference.
     Please see Pyramid’s Current Report on Form 8-K filed May 11, 2006 for a description and copies of the 2006 OICP and AICP.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On November 10, 2006, the Board of Directors of Pyramid Breweries Inc. (the “Board”) appointed Helen Rockey to serve as a member of the Board, filling an existing vacancy on the Board. Ms. Rockey will also serve as the Chairman on the Compensation Committee.
     Ms. Rockey has considerable experience in the consumer products industries and currently is the CEO of Front Porch Classics, a privately-owned Seattle-based company that develops, manufactures and markets family, classic and coffee table games. Prior to Front Porch Classics, Ms. Rockey founded Wildbleu ™, a privately owned company that designs and sells sleepwear for women, where she currently also serves as a board member. Ms. Rockey is a director for LUCY active wear company, as well as a member of the advisory board at the University of Washington School of Business. She previously held CEO positions at athletic footwear retailer Just for Feet and worldwide athletic footwear and apparel company Brooks Sports. She also served six years as a director of the Federal Reserve Board of San Francisco, Seattle Branch. Ms. Rockey received her Bachelor’s degree in Economics, and her Master’s Degree in Administration, both from the University of Washington.
     As a newly appointed director, Ms. Rockey will be subject to the compensation plan in place for members of the Board (the “Directors Compensation Plan”).
     Pursuant to the Directors Compensation Plan, each non-employee director receives a fee of $1,500 for each Board meeting attended, $750 for each Audit Committee meeting attended and $500 for each Compensation Committee meeting attended. In addition, each non-employee director receives $10,000 annual compensation payable immediately following each annual meeting in common stock or cash at the director’s choice. Shares of common stock payable to directors as annual compensation are valued at the last sale price of our common stock on Nasdaq on the date of such annual meeting.
     The Chairman of the Board receives an additional $10,000 annual compensation, and all other committee chairmen receive an additional $2,500 annual compensation. A director asked to perform specific functions outside the usual and customary duties of a director will be compensated $500 per day. All directors are reimbursed for out-of-pocket expenses incurred attending Board meetings.
     Non-employee directors also participate in the Non-Employee Director Stock Option Plan (“Director Stock Option Plan”). Each non-employee director immediately following the annual meeting of shareholders automatically receives an option grant to purchase 5,000 shares of common stock so long as shares of common stock remain available under the Director Stock Option Plan. The exercise price of each option is the closing price of the common stock on Nasdaq on the date of the annual meeting and is fully vested and exercisable as of that date. Each option expires ten years after the date of grant or one year after the cessation of service of the recipient director.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

10.44	Employment Agreement between Pyramid Breweries Inc. and Scott Barnum.

10.45	Form of Restricted Stock Award Agreement

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PYRAMID BREWERIES INC.
November 16, 2006	By:	/s/ Michael R. O’Brien
Michael R. O’Brien
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.44	Employment Agreement between Pyramid Breweries Inc. and Scott Barnum.

10.45	Form of Restricted Stock Award Agreement

6